EXHIBIT 10.12

                    SUBLEASE, MADE AS OF SEPTEMBER 1, 1995

                BETWEEN VICON INDUSTRIES, INC., AS SUBLESSOR,

                AND NEW YORK BLOOD CENTER, INC., AS SUBLESSEE





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                               TABLE OF CONTENTS

                                                                            Page


      1.    Demise of Subleased Premises; Term; etc........................  1

      2.    Cafeteria......................................................  2

      3.    Rent; Rent-Concession; etc.....................................  2

      4.    Real Estate Tax and Utility Cost Escalations...................  4

      5.    [Intentionally Omitted]........................................  6

      6.    Use of Subleased Premises/Parking..............................  6

      7.    Services Provided By Sublessor.................................  7

      8.    Subordination to Overlease, etc................................  8

      9.    Sublessor's Rights, etc........................................  9

      10.   One Time Renewal Option........................................  9

      11.   [Intentionally Omitted]........................................ 10

      12.   Broker......................................................... 10

      13.   [Intentionally Omitted]........................................ 10

      14.   Indemnification................................................ 10

      15.   Insurance...................................................... 11

      16.   Casualty....................................................... 11

      17.   Condemnation................................................... 12

      18.   Notice, etc.................................................... 12

      19.   Attornment With Respect to Overlease........................... 13

      20.   Quiet Enjoyment................................................ 14

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                                                                            Page


      21.   Assignment and Subletting...................................... 14

      22.   [Intentionally Omitted]........................................ 16

      23.   Additional Covenants Required by Overlease..................... 16

      24.   Signs.......................................................... 17

      25.   Alterations.................................................... 17

      26.   [Intentionally Omitted]........................................ 18

      27.   Care of the Premises........................................... 18

      28.   Environmental Hazards.......................................... 19

      29.   Miscellaneous.................................................. 19

      30.   Early Termination.............................................. 21

      31.   [Intentionally omitted]........................................ 22

      32.   The Americans With Disabilities Act............................ 22

33.   Counterparts......................................................... 23


EXHIBIT A         Diagram of Subleased Premises............................ 24

EXHIBIT B         Diagram of Corridor to Cafeteria......................... 25

EXHIBIT C         Overlease (Including Amendments)......................... 26

EXHIBIT D         Driveway Construction by Sublessee....................... 27


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                    SUBLEASE, MADE AS OF SEPTEMBER 1, 1995
                BETWEEN VICON INDUSTRIES, INC., AS SUBLESSOR,
                AND NEW YORK BLOOD CENTER, INC., AS SUBLESSEE


            SUBLEASE, made as of September 1, 1995, by and between Vicon Industries, Inc. ("Sublessor"), a New York corporation with offices at 525 Broad Hollow Road, Melville, New York 11747, and New York Blood Center, Inc. ("Sublessee"), a New York not-for-profit corporation with offices at 310 East 67th Street, New York, New York 10021.


                                 WITNESSETH:


            WHEREAS, Sublessor is the tenant under an agreement of lease, dated January 19, 1988, between Allan V. Rose and Suffolk County Industrial Development Agency, as landlord, the landlord's interest in which is now held by Allan V. Rose (hereinafter referred to as "Landlord"), and Sublessor as tenant, for the land and building known as 525 Broad Hollow Road, Melville, New York 11747 (collectively the "Premises") and amendments dated as of July 18, 1990, July 18, 1990 (letter agreement) and January 1, 1993 (the "Overlease"); and

            WHEREAS, Sublessor desires to sublease a portion of the Premises to Sublessee; and

          WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

            1.    Demise of Subleased Premises; Term; etc.

            Sublessor hereby sublets to Sublessee and Sublessee subleases from Sublessor that portion of the Premises (hereinafter referred to as the "Subleased Premises") consisting of approximately 28,239.4 square feet in the building (the "Building") known as 525 Broad Hollow Road, Melville, New York, as shown on the diagrams annexed hereto as Exhibit A, for a term of 1 year and 6 months, which term shall commence on September 1, 1995 (the "Commencement Date") and terminate on February 28, 1997 (subject to Sublessee's one-time option to extend set forth in Par. 10). In addition, to the extent that Sublessee has previously installed or is permitted to install HVAC or other equipment or facilities that service the Subleased Premises, but are located outside of the Subleased Premises, Sublessee shall also , during the term of this Sublease, have the right to maintain such equipment or facilities and shall have a right of access over and through the Premises outside of the Subleased Premises

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to the extent reasonably  required for the maintenance,  servicing and repair of such equipment or facilities.

            Sublessee shall, upon Sublessor's request, give Sublessor a letter acknowledging that Sublessee has accepted possession of the Subleased Premises.

            2.    Cafeteria.

                  (a) So long as Sublessee is not in default under this Lease, it may utilize the cafeteria maintained by Sublessor at the Premises, as a lunch area for Sublessee's employees employed at the Subleased Premises, in common with the employees of the Sublessor and of any other subtenant, subject to such reasonable restrictions as Sublessor may impose. If Sublessor shall discontinue maintenance of a cafeteria at the Premises, all rights and obligations of Sublessor and Sublessee under this subparagraph shall terminate as of the date of such discontinuance.

                  (b) Sublessee has constructed a corridor (the "Corridor") within the Building, connecting the Subleased Premises to the cafeteria, in the location shown on Exhibit B annexed hereto. The Corridor is not included in the Subleased Premises and may be used both by Sublessee's employees and by Sublessor's employees and invitees, subject to Sublessor's right to inspect and show as provided herein (through incorporation of the Overlease). Sublessee shall be responsible for maintaining the Corridor in good repair and condition and in compliance with all laws, orders, and regulations of all governmental bodies.

            3.    Rent; Rent-Concession; etc.

                  (a) Sublessee shall pay to Sublessor the base rent as hereinafter provided. Commencing September 1, 1995 and ending February 28, 1997 the annual base rent for the Subleased Premises shall be $416,531.15 per annum ($34,710.93 per month), subject to adjustment as hereinafter provided. Such base rent was computed by multiplying the Leasable Area (hereinafter defined) by $14.75 per square foot. The "Leasable Area" means the gross square footage of the Subleased Premises measured to a point halfway through each of the perimeter walls of the Subleased Premises. Sublessee may, on or before September 1, 1995, at Sublessee's expense, review Sublessor's measurements of the Subleased Premises and, if Sublessor's determination that the Leasable Area is 28,239.4 square feet is wrong, the base rent shall be appropriately adjusted. In the event
      Sublessee fails to object to Sublessor's measurements by September 1, 1995, Sublessor's measurements shall be deemed binding.

                  (b) Such base rent shall be paid in equal monthly installments on the first day of each month during the term of this Lease, in legal tender of the United States at the office of Sublessor at the Premises, without any setoff, abatement, or

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      deduction whatsoever (except as set forth in Paragraphs 16 and 17 hereof);
      provided that the foregoing shall not be deemed a waiver by Sublessee of any claim against Sublessor based on Sublessor's breach of this Sublease, which claim(s) may be asserted by Sublessee in any separate action or proceeding. Sublessee shall pay the first month's base rent upon the Commencement Date of this Sublease.

                  (c)   [Intentionally omitted]

                  (d) If Sublessee shall fail to pay (by delivery to and receipt by Sublessor of a good check for the requisite amount) all or any part of any installment of rent or additional rent for more than ten days after the same shall have become due and payable hereunder, Sublessee shall pay as additional rent hereunder to Sublessor (1) a one-time late charge with respect to such default equal to four cents for each dollar of the amount of such rent and additional rent which shall not have been paid to Sublessor within such ten days and (ii) in the event such default shall continue for a period in excess of one month, then, in addition to such late charge, interest on such overdue amount at the prime rate, currently denominated as the "base rate", of Citibank, N.A. in New York, New York from that date one month after the due date thereof until the date Sublessor is paid in full. If Sublessee pays any rent or other charge with a check that is, for any reason, refused for payment by the bank on which it is drawn, Sublessee shall pay Sublessor a $50 service charge. The late charge, interest, and service charge described above shall be payable (A) within 10 days after demand and (B) without prejudice to any of Sublessor's rights and remedies hereunder, at law or in equity, for nonpayment of rent or other sums, but shall be in addition to any such rights and remedies. No failure by Sublessor to insist upon the strict performance by Sublessee of Sublessee's obligations to pay late charges, interest, and service charges as provided in this subparagraph shall constitute a waiver by Sublessor of its right to enforce the provisions of this subparagraph in any such instance or in any instance thereafter occurring.

                  (e) Any costs or expenses incurred by Sublessor to cure any default by Sublessee under this Lease which was not cured within the applicable cure period (except that in an emergency Sublessor shall not be required to wait for the expiration of the cure period), excluding attorneys' fees, shall be paid by Sublessee to Sublessor within 10 days after Sublessor makes demand therefor and shall be treated in all respects as rent. Any default by Sublessee in the payment of such damages, costs or expenses shall be treated as a default in the payment of rent, and Sublessor shall have the same remedies with respect thereto as it has with respect to any default in payment of rent.

                  (f) Sublessee's obligations to make payments of additional rent allocable to the term of this Sublease which are billed after the expiration of the term of this Sublease, shall survive the expiration or sooner termination of this Sublease.


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            4.    Real Estate Tax and Utility Cost Escalations.

                  (a) For the purposes of this Sublease the following terms shall have the following meanings:

                        (i) "Real Estate Taxes" shall mean all "Impositions" (as
            defined in section 4.1(A) of the Overlease).

                        (ii) "Tax Year" shall mean each  12-month  fiscal period
            commencing December 1 and ending November 30, any portion of which occurs during the term of this Sublease.

                            (iii) "Base Tax Year" shall mean the Tax Year commencing December 1, 1994 and expiring November 30, 1995.

                        (iv) "Subsequent Year" shall mean (A) with respect to Real Estate Taxes, each Tax Year (or any portion thereof) commencing within the term of this Lease which shall be subsequent to the Base Tax Year; and (B) with respect to Utility Cost (hereinafter defined), the 1995 calendar year and each subsequent calendar year which commences during the term of this Sublease.

                        (v) "Sublessee's Proportionate Share" shall mean 26.148%, the percentage obtained by dividing the Leasable Area by 108,000 (the Leasable Area of the Building). Sublessee may, on or before September 1, 1995, at Sublessee's expense, review such measurements and give Sublessor notice of any discrepancy between Sublessor's and Sublessee's measurements.

                        (vi) "Utility Cost" shall mean  Sublessor's cost for all
            fuel (including, but not limited to, oil, gas, steam and coal but excluding electricity) delivered to the Building.

                            (vii) "Base  Utility  Cost"  shall mean  Sublessor's
            Utility Cost for the 1995 calendar year.

                  (b) If in any Subsequent Year, Real Estate Taxes payable during such Subsequent Year shall be greater than Real Estate Taxes payable during the Base Tax Year for any reason whatsoever (including but not limited to increases in the tax rates and/or the assessed valuation of the Building, and increases in assessed valuation by reason of improvements made to the Premises or any part thereof), foreseen or unforeseen, then Sublessee shall pay Sublessor as additional rent, an amount (hereinafter called "Sublessee's Tax Payment") equal to Sublessee's Proportionate Share of such increase. Such additional rent shall be paid by Sublessee notwithstanding the fact that Sublessee may be exempt, in whole or in part, from the

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      payment  of any Real  Estate  Taxes by  reason of  Sublessee's  diplomatic charitable, or otherwise tax exempt status, or for any other reason whatsoever. Sublessor shall furnish Sublessee with a statement setting forth the amount of Real Estate Taxes and Sublessee's Tax Payment payable for such Subsequent Year, and Sublessee shall pay Sublessee's Tax Payment in one lump sum within fifteen (15) days of the furnishing of such statement, but shall not in any event be required to pay Sublessee's Tax Payment more than five (5) days before the commencement of the Tax Year.

                  (c) If the Utility Cost payable for any Subsequent Year (any part or all of which falls within the term of this Sublease) shall represent an increase above the Base Utility Cost, then Sublessee shall pay Sublessor as additional rent for such Subsequent Year Sublessee's Proportionate Share of such increase in one lump sum within 15 days after Sublessor furnishes to Sublessee a statement of the amount due.

                  (d) (i) Any statement sent to Sublessee with respect to Real Estate Taxes shall be binding upon Sublessee unless, within thirty (30) days after such statement is sent, Sublessee shall send a written notice to Sublessor objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. Any statement sent to Sublessee with respect to Utility Cost shall be binding upon Sublessee unless, within 30 days after such statement is sent, Sublessee shall request copies of the fuel bills supporting the Utility Cost computation (to the extent not previously furnished) and unless, within 30 days after delivery of copies of such bills, Sublessee shall send written notice to Sublessor objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. Pending the determination of any such dispute Sublessee shall pay all additional rent shown on such statement, and such payment and acceptance shall be without prejudice to Sublessee's position.

                        (ii) Real Estate Tax and Utility Cost escalations  shall
            be appropriately prorated for any partial Subsequent Year. Any additional rent due under this Paragraph 4 shall be collectible by Sublessor in the same manner as the base rent, and Sublessor shall have all rights with respect thereto as it has with respect to the base rent.

                            (iii) If, after Sublessee shall have paid Sublessee's Proportionate Share of any increase in Real Estate Taxes with respect to any Subsequent Year, Sublessor shall receive a refund of any portion of the Real Estate Taxes paid with respect to such Subsequent Year as a result of a reduction in such Real Estate Taxes by final determination of legal proceedings, settlement or otherwise, Sublessor shall promptly, after receiving such refund, pay Sublessee its Proportionate Share of such refund after deducting from such refund the expenses (including but not limited to attorneys' fees, expert's fees and disbursements) incurred by Sublessor in

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            connection with any application or proceeding to reduce the assessed valuation of the Premises for such Subsequent Year.

                  (e) Notwithstanding the foregoing or any other provision of this Sublease, Sublessor specifically waives its right to collect the Real Estate Tax escalation for the tax year commencing December 1, 1994 and ending November 30, 1995 and to collect the Utility Cost escalation for the 1995 calendar year. The parties confirm that Sublessee's Proportional Share is 26.148%.

            5.    [Intentionally Omitted]

            6.    Use of Subleased Premises/Parking.

                  (a) Sublessee shall use and occupy the Subleased  Premises for
      (i) office use and (ii) incidental to such office use, for storage of supplies (but not for storage of blood or blood products or medical waste except as hereinafter specifically provided) and for telephone solicitations and (iii) to collect blood from donors provided that no more than 13.5% of the Leasable Area shall be used for blood collection; and for no other purpose. Without limiting the foregoing, except as provided below, Sublessee agrees that it shall not use the Subleased Premises as a laboratory to process blood or blood products or to store blood or blood products or medical waste (hereinafter defined) or for any pornographic purposes or any sort of commercial sex establishment.

                  (b) Notwithstanding the provisions of Par. 6(a) or any other provision of this Sublease, Sublessee shall have the right to use an area of 3,964 square feet, as identified on Exhibit A (the "Option Area"), for:
      (i) the purposes described in subpar. (a) above and (ii) in addition, as a laboratory to process blood or blood products or to store blood or blood products and, further, as a "stat" lab for emergency testing of blood, it being agreed that the uses listed in this clause (ii) may not be operated in any portion of the Subleased Premises outside of the Option Area.

                  (c) Sublessor shall assign 155 parking spaces in the parking lot around the Building for Sublessee's use, and Sublessee shall clearly mark such spaces for its use. Sublessee's employees and invitees shall not use other parking spaces on the Premises. In the event that the volume of traffic through the parking lot on the Premises or the streets or intersections bordering the Premises is increased (or claimed to be increased by any government authority) by reason of Sublessee's use of the Subleased Premises (for example, if the volume of the traffic increases by reason of Sublessee's donor collection activities) and if the Town of Huntington or any other federal, state, municipal, county, or local government, department, commission, board or agency, makes any objection or issues any direction with respect to such condition, then Sublessee, at its own cost and expense, shall comply with any such direction and shall be responsible for removing any such objection and shall be

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      responsible  for any costs or penalties  that are imposed on the Building, the Premises, Landlord, Sublessor or Sublessee with respect to such matters, which payment(s) shall be deemed additional rent hereunder.

            7.    Services Provided By Sublessor.

                  (a) As long as  Sublessee  is not in default,  Sublessor  will provide (i) heat to the Subleased Premises when and as required by law on business days,from 7 a.m. to 7 p.m. and on Saturdays from 8 a.m. to 1 p.m. (collectively, "Business Hours"); (ii) parking lot snow removal; and (iii) water as required up to the amount that would be required for executive lavatory purposes but, if Sublessee uses or consumes water beyond executive lavatory use, Sublessor may install a water meter at Sublessee's expense which Sublessee shall thereafter maintain at Sublessee's expense in good working order and repair for the purpose of measuring such water consumption and Sublessee shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; and (iv) groundskeeping. Sublessor may interrupt such services when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in Sublessor's judgment so long as reasonably required therefor or by reason of strike or labor troubles or any cause whatsoever beyond Sublessor's sole control.

                  (b) Sublessor shall service the HVAC system serving the Subleased Premises on a routine basis by starting the equipment in the spring, providing regular service and maintenance inspections, installing filters as needed, and shutting down the system for the winter. Sublessor shall make routine, minor repairs to the system as part of such service.
      Sublessee, however, shall be responsible for making all other necessary repairs and replacements.

                  (c) (i) Sublessee shall obtain electric service, at its own cost and expense, directly from the utility servicing the Building.

                        (ii)  [Intentionally Omitted]

                            (iii) Sublessee's use of electric current in the Subleased Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Subleased Premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Sublessee shall not without Sublessor's prior written consent, which consent shall not be unreasonably withheld, in each instance, connect any additional electrical fixtures, appliances or equipment (other than lamps, typewriters, and other electrical equipment with electric consumption equivalent to that of standard office machines) to the Building's electric distribution system or make any alteration or addition to the electrical system of the Subleased Premises. Should

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            Sublessor  grant such consent and if additional  risers or equipment
            shall  be  required  therefor,   same  shall  be  installed  by  the
            Sublessor, and the cost thereof shall be paid by Sublessee. Sublessor shall not be liable in any way to Sublessee for any failure or defect in supply or character of electric current furnished to the Subleased Premises (other than such as may result from Sublessor's gross negligence or wrongful act or wrongful omission), including but not limited to any failure or defect in the supply or character of electric service furnished to the Subleased Premises by reason of any requirement, act or omission of the utility serving the Building.

                        (iv)  [Intentionally Omitted]

            8.    Subordination to Overlease, etc.

                  (a) Except as hereinafter otherwise provided, this Sublease is expressly subject and subordinate to the covenants, terms and conditions of the Overlease and the rights of the landlord thereunder and to the lien of any mortgages which may now or hereafter encumber or otherwise affect the real estate of which the Subleased Premises form a part. Sublessee hereby acknowledges and represents that it has read the Overlease and is familiar with all of the provisions thereof. A copy of the Overlease, with certain provisions deleted, is annexed hereto as Exhibit C.

                  (b) Except as set forth in subparagraph (d) below and except to the extent that such terms are inconsistent with the terms of this Sublease, Sublessee shall be bound by and comply with all of the terms, covenants and conditions to be observed and performed by the tenant under the Overlease, as they relate to the Subleased Premises and to the term of this Sublease, and Sublessee shall not do or permit to be done any act or thing, or create or permit to be created any condition, which may constitute a breach, default or violation of any of the terms, covenants or conditions of the Overlease, or which may render Sublessor liable for any charge or expense thereunder.

                  (c) Sublessor shall have the same rights and remedies with respect to this Sublease and Sublessee as the Landlord has with respect to the Overlease and the tenant thereunder as though such rights and remedies set forth in the Overlease in favor of Landlord were set forth in this Sublease in favor of Sublessor, including without limiting the foregoing all of the rights and remedies provided in the Overlease for non-payment of rent and the right to cure defaults of Sublessee. Except as herein provided, all of the terms, covenants and conditions of the Overlease are incorporated herein with the same force and effect as if herein set forth in full and the rights and obligations contained in the Overlease are hereby imposed on the respective parties hereto. References in the Overlease to "Landlord" or "Sublessor", to "Tenant", to "Lease", and to "premises" or "demised premises" are deemed to refer to Sublessor, Sublessee, this Sublease and the Subleased Premises, respectively; any references to

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      Base Rent or Fixed Net Rent in the Overlease  shall be deemed to be to the rent payable hereunder, and references to the expiration date of the Overlease shall be deemed made to the expiration date of this Sublease; and where the sense of the text requires it, references to specific paragraphs  and  terms  in the  Overlease  shall  be  deemed  made  to the
      corresponding   paragraph  and  terms  hereunder.   Without  limiting  the
      foregoing, Article 16 (Default Provisions) of the Overlease, including the cure periods set forth therein, shall become a part of this Sublease as provided above, with the following modifications: (i) Section 16.1(d) is modified to delete the words "for five days after written notice thereof from Landlord" and to substitute therefor the following language: "for ten days after the due date thereof"; and (ii) all references in the last paragraph of Section 16.1 to "three (3) days" shall be changed to "five
      (5) days" unless such extension of time would cause Sublessor to be in breach of the Overlease.

                  (d) The following Articles and sections contained in the Overlease shall not be deemed incorporated in this Sublease (except as herein specifically provided): 1; 2; 4 (except to the extent such Impositions are payable by Sublessee as part of Real Estate Tax escalation); 5; the first sentence of 6.1; 6.2; 6.4; 7; 8; the first sentence of 11.1; 11.2; 11.3; 12.1(b), (d) and (e) (except to the extent payable as part of escalations and additional rent hereunder); the second sentence of 12.3; 13; 14; 19.3; 20 (except to the extent noted in Par. 21 of this Sublease); 22; 23; 24; 28; 32; 37 and 40; Amendment dated July 18, 1990; Amendment dated July 18, 1990 (letter agreement); and Amendment dated as of January 1, 1993. Notwithstanding anything to the contrary contained in Article 10 of the Overlease, Sublessee shall not be required to discharge any lien, encumbrance or charge against the Premises created by or imposed on account of Sublessor or Overlandlord.

            9.    Sublessor's Rights, etc.

            Except with respect to those obligations of Sublessor specifically set forth in this Sublease, Sublessor does not undertake any obligation to perform the terms, covenants and conditions contained in the Overlease on the Landlord's part to be performed thereunder.

            10.   One Time Renewal Option.

            If Sublessee is not then in default beyond any notice and grace period provided for in this Sublease, Sublessee may renew this Sublease upon all of the terms, covenants and conditions set forth herein for an additional term of 11 months commencing March 1, 1997 and ending on January 30, 1998, by written notice of such renewal delivered to Sublessor no later than October 31, 1996. In the event this Sublease is timely renewed as provided in this Paragraph, the base rent payable during the first year of the renewal term shall be $416,531.15 per annum ($34,710.93 per month). During such extended term Sublessee shall, among other things, continue to pay Real Estate/Tax and Utility Cost escalations utilizing the same Base Tax Year and Base Utility Cost set forth in Paragraph 4. This

007326/13000/180.6
                                      9

Paragraph 10 shall be deemed void and of no further force or effect if Sublessee or Sublessor exercises any right to cancel this Sublease, including under Paragraphs 16, 17 and 30. Time is of the essence with respect to the date by which Sublessee is to give Sublessor notice hereunder.

            11.   [Intentionally Omitted]

            12.   Broker.

            Sublessee represents and warrants to Sublessor that it has had no dealings or communications with any broker or agent in connection with this Sublease. Sublessee dealt with Cooperman Associates in connection with a prior sublease between the parties for a portion of the Subleased Premises. Sublessee agrees to indemnify and hold Sublessor harmless from and against any and all costs, expenses (including reasonable attorneys' fees and disbursements) and liabilities for any compensation, commissions or charges claimed by any broker or agent with whom Sublessee has dealt with respect to this Sublease. The foregoing indemnity does not extend to Cooperman Associates, except to the extent Cooperman Associates may make a claim based on dealings or communications Sublessee has had with Cooperman Associates with respect to this Sublease. Sublessor agrees to indemnify and hold Sublessee harmless from and against any and all costs, expenses (including reasonable attorneys' fees and disbursements) and liabilities for any compensation, commissions or charges claimed by (a) any broker or agent with whom Sublessor, but not Sublessee, has dealt with respect to this Sublease, and (b) Cooperman Associates (except to the extent Cooperman Associates may make a claim based on dealings or communications Sublessee has had with Cooperman Associates with respect to this Sublease).

            13.   [Intentionally Omitted]

            14.   Indemnification.

            Sublessee hereby agrees to indemnify and hold Sublessor harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and disbursements) for which Sublessor shall not be reimbursed by insurance, which Sublessor may suffer or incur (i) in connection with Sublessee's breach of this Sublease and/or failure to comply with the applicable terms and conditions of the Overlease, or (ii) arising out of damage or injury to persons or property in the Subleased Premises or on the driveway constructed by Sublessee pursuant to Par. 25(b) during the term of this Sublease, unless injury or damage is caused by the negligence of Sublessor, its agents, servants, employees or invitees. Sublessor hereby agrees to indemnify and hold Sublessee harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and disbursements) for which Sublessee shall not be reimbursed by insurance, which Sublessee may suffer or incur (i) in connection with Sublessor's breach of this Sublease or
(ii) arising out of damage or injury to persons or property occurring on the Premises, but outside of the Subleased Premises or such driveway unless such injury or

007326/13000/180.6
                                      10
damage is caused by the negligence of Sublessee, its agents, servants, employees or invitees. The provisions of this Paragraph and Sublessee's and Sublessor's obligations hereunder shall survive the expiration or other termination of this Sublease.

            15.   Insurance.

            During the term of this Sublease, Sublessee shall maintain in full force and effect the comprehensive public liability insurance required by the Overlease, except that such policy shall be in a combined single limit of $2,000,000. Sublessor and Landlord shall be named as additional insured on such policy, in addition to those persons and entities required to be named as insured and additional insured under the Overlease. Such policy shall not be cancelable with respect to Sublessor or Landlord, except upon at least ten days prior written notice to Sublessor and the Landlord under the Overlease. Two duplicate originals or certificates of such policies shall be delivered to Sublessor, together with proof of payment of the premiums thereon, upon the commencement date of this Sublease and, thereafter, at least thirty days before each expiration thereof, two duplicate originals or certificates of the renewals or replacements of such policies shall be delivered to Sublessor. Nothing contained in this paragraph shall be deemed to limit in any way the indemnification provisions of Paragraph 14.

            16.   Casualty.

                  (a) If the Subleased Premises shall be partially damaged by fire or other insured casualty, the damages shall be repaired by and at the expense of Sublessor and the base rent shall be abated from the day following the casualty until the date such repairs are substantially completed according to the part of the Subleased Premises which are untenantable. Notwithstanding the foregoing, Sublessor may terminate this Sublease upon notice to Sublessee given within ninety (90) days following the date of such casualty and upon the date specified in such notice, which date shall be not less than one hundred twenty (120) days nor more than one hundred fifty (150) days following the giving of such notice, this Sublease shall terminate and Sublessee shall vacate and surrender the Subleased Premises to Sublessor.

                  (b) If this Sublease shall not be terminated as provided above in subparagraph (a), Sublessor shall proceed with the restoration of the Subleased Premises, provided that Sublessor's restoration obligations shall be subject to building and zoning laws then in effect. Sublessor shall make such repairs with reasonable expedition, subject to delays due to adjustment of insurance claims, availability of materials, labor troubles and other causes beyond Sublessor's reasonable control. Sublessee shall cooperate with Sublessor's restoration by removing from the Subleased Premises, as promptly as reasonably possible, all of Sublessee's salvageable and movable equipment, furniture and other property. If Sublessor shall restore the Subleased Premises, Sublessee shall diligently repair, restore and redecorate the Subleased Premises and re-open for business from the Subleased Premises, promptly

007326/13000/180.6
                                      11
      following notice of restoration, in a manner and to the condition existing prior to the occurrence of such casualty, except to the extent that Sublessor is obligated to make such repairs as provided above.

                  (c) In the event of a casualty not caused by Sublessee, Sublessee's agents, employees, servants, invitees or contractors, Sublessee may, if Sublessor fails to substantially complete restoration of the Subleased Premise within 5 months of the date of the casualty, give Sublessor 30 days' notice of intent to terminate and, if substantial restoration of the Subleased Premises has not been effected within such 30- day period, then this Sublease shall terminate effective 30 days after such notice of termination is given to Sublessor.

            17.   Condemnation.

            If "materially all" (as such term is defined in Article 14 of the Overlease) of the Premises or if any portion of the Subleased Premises such that Sublessee shall no longer be able to operate its business at the Subleased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then and in such event, the term of this Sublease shall cease and terminate from the date of title vesting in such proceeding. If a portion of the Subleased Premises is so acquired or condemned and Sublessee shall notify Sublessor within 30 days of having learned of such event that Sublessee is able to continue to operate its business in the remaining portion of the Subleased Premises, then, this Sublease shall continue as to such portion and the base rent shall be proportionately abated. Sublessee shall be entitled to any portion of an award made to Sublessee for the value of Sublessee's trade fixtures and moving expenses provided such award does not diminish Sublessor's or Overlandlord's award. As between Sublessor and Sublessee, all compensation awarded for the taking of the Building, the Premises, the fee and the leasehold shall belong to and be the property of the Sublessor, and Sublessee shall not be entitled to any damages for the unexpired portion of the term of this Sublease or injury to its subleasehold interest.

            18.   Notice, etc.

            Any notice, demand, consent or other communication which, under the terms of this Sublease, must or may be given or made by the parties hereto, shall be in writing to be effective and shall be given or made by mailing the same by registered or certified mail, return receipt requested, addressed to the party for whom intended at its address as set forth on the first page of this Sublease. Either party may designate such new or other addresses to which such communications thereafter shall be given, made or mailed by notice given to the other party in the manner prescribed herein. Any such communication shall be deemed given or served, as the case may be, on the date of the posting thereof. Notwithstanding the foregoing, Sublessor may deliver any bill to Sublessee by leaving such bill at the Subleased Premises and such bill shall be deemed given on the date of delivery.


007326/13000/180.6
                                      12

            19.   Attornment With Respect to Overlease.

            Sublessee  recognizes and acknowledges that the Sublessor  hereunder is the tenant under the Overlease. The Sublessee covenants and agrees that if the leasehold estate of the Sublessor (as tenant under the Overlease) is terminated or surrendered for any reason whatsoever including, without limitation pursuant to Article 30, it will attorn to the Landlord under the Overlease, upon the request of the Landlord, or any successor thereto, as the case may be, and will recognize such landlord or such successor, as the case may be, as the Sublessee's landlord under this Sublease. The Sublessee agrees to execute and deliver at any time and from time to time, upon the request of the Sublessor or of the landlord under the Overlease or any successor thereto, as the case may be, any instrument which may be necessary or appropriate to evidence such attornment. If the leasehold estate of the Sublessor as tenant under the Overlease is terminated or surrendered, the Sublessee covenants and agrees upon request of the landlord under the Overlease or any successor thereto to enter into a lease with such landlord under the Overlease or any successor thereto on the same terms and conditions as this Sublease, except as hereinafter set forth. The Sublessee further waives the provision of any statute or rule of law now or hereafter in effect which may give or purport to give the Sublessee any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event of the termination or surrender of the Overlease and agrees that this Sublease shall not be affected in any way whatsoever thereby. If the Overlease terminates for any reason and Sublessee becomes the direct tenant of the landlord under the Overlease, such landlord shall not be (i) liable for any previous act or omission of Sublessor under this Sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which Sublessee may have against Sublessor, (iii) bound by any previous modification of this Sublease that was not consented to by Landlord or that is inconsistent with this Sublease or the Consent to Sublease, among Landlord, Sublessor and Sublessee, dated as of the date hereof (the "Consent"), or by any previous prepayment of more than one month's rent, (iv) bound by any covenant of Sublessor to undertake or complete any construction of the Subleased Premises or any portion thereof, (v) required to account for any security deposit of the Sublessee other than any security deposit actually delivered to Landlord by Sublessor, (vi) bound by any obligation to make any payment to Sublessee or grant any credits, except for services, repairs, maintenance and restoration provided for under this Sublease to be performed after the date of Sublessee's attornment to Landlord, (vii) responsible for any monies owing by Landlord to the credit of Sublessor, (viii) required to remove any person occupying the Subleased Premises or any part thereof, (ix) required to afford Sublessee any cafeteria rights or access rights through the corridor as defined in Paragraph 2 of this Sublease (and such Paragraph shall be deemed deleted and Landlord shall have the right to eliminate such Cafeteria and corridor), and (x) required to provide any parking for Sublessee's use, except for providing the spaces set forth in the Consent. Further, if the Overlease is terminated for any reason and this Sublease becomes a direct lease pursuant to the terms of this Sublease or the Consent, this Sublease shall be deemed modified from the date of such termination as provided in the Consent, which modifications shall include Landlord's right to terminate the direct lease upon 120 days notice.

007326/13000/180.6
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




            20.   Quiet Enjoyment.

            Sublessor covenants and agrees with Sublessee that upon Sublessee paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Sublessee's part to be observed and performed, giving regard to any cure periods provided herein, Sublessee may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms, and conditions of this Sublease.

            21.   Assignment and Subletting.

                  (a) Sublessee shall not assign this Sublease or sublet all or any part of the Subleased Premises or grant any concessions or licenses in respect thereof or in any way encumber Sublessee's interest in this Sublease or the Subleased Premises without the written consent of Sublessor and Landlord, subject to the provisions of this Par. 21.

                  (b)   Sublessor   covenants   and  agrees  that  it  will  not
      unreasonably withhold its consent to Sublessee's assignment of this Sublease or subletting of all or part of the Subleased Premises to any other person, firm, or corporation, provided such assignee or subtenant shall use and occupy the Subleased Premises for offices and not for storage of blood or blood products or medical wastes, or to collect blood from donors, or as a laboratory to process blood or blood products or as a "stat" lab for emergency testing of blood. Notwithstanding the foregoing, if such assignment or sublet is proposed to be made to an affiliate of New York Blood Center, Inc, (an affiliate being any person or entity controlling, controlled by or under common control with New York Blood Center, Inc.), such assignee or subtenant may use the Subleased Premises for the uses described in Paragraph 6 of this Sublease. At the time of such assignment and/or sublet, this Sublease must be in full force and effect without any breach or default thereunder on the part of the Sublessee which is not cured in the applicable time period. A copy of the assignment and the original assumption agreement or sublease (both in form and content satisfactory to Sublessor), fully executed and acknowledged by the assignee and/or sublessee shall be delivered to Sublessor within ten
      (10) days from the date of execution of such assignment or sublease. In the event of an assignment or sublet, Sublessee shall remain liable for the performance of all of the terms, covenants and conditions of this Sublease, including the payment of base rent and additional rent. Any such sublet or assignment shall be subject to consent of Landlord, subject to the provisions of the Consent.

                  (c) Notwithstanding anything contained in this Sublease to the contrary and notwithstanding any consent by Sublessor to any assignment or sublease of the Subleased Premises, no assignee or subtenant who enters into such an assignment or sublease, shall further assign this Sublease or further sublet all or part of the Subleased Premises or assign any subsublease of the Subleased Premises

007326/13000/180.6
                                      14
      without the prior written consent of Sublessor in each such case, which consent Sublessor in its sole discretion may withhold.

                  (d) Notwithstanding anything to the contrary set forth in this Paragraph 21, or elsewhere in this Sublease, in the event Sublessee requests Sublessor's consent to a sublease of all of the Subleased Premises or to an assignment of the Sublease as set forth in subparagraph
      (b), then Sublessor shall have the right to cancel and terminate the Sublease, as of a date chosen by Sublessor, no earlier than two (2) months and no later than four (4) months after the date of Sublessee's notification to Sublessor of Sublessee's request to sublease or assign. If Sublessor exercises its option to terminate this Sublease, then this Sublease shall cease and terminate on the date set forth by Sublessor in its notice without any further liability on the part of either party to the other, except for accrued obligations to the date of termination. Sublessor's right to cancel shall not apply to a request to sublet or assign to an affiliate of Sublessee, provided that the permitted uses under the Sublease shall remain the same.

                  (e) In the event of an assignment of this Sublease or sublet of more than 30% of the Subleased Premises consented to by Sublessor, 75% of any Net Profit for each calendar year shall be paid quarterly to Sublessor. "Net Profit" for any calendar year shall mean the amount by which "Gross Receipts" actually paid to Sublessee in connection with any and all sublettings or assignments exceed "Gross Expenses" of Sublessee with respect to the portion of the Subleased Premises so sublet (or the entire Subleased Premises if the Sublease is assigned) for such calendar year, such apportionment to be made on the basis of the percentage of the actual net usable square footage of the Subleased Premises. "Gross Receipts" of Sublessee shall mean all rentals and any other sums paid to Sublessee including, without limitation of the foregoing, rent and additional rent, sums paid to acquire the Sublease or subsublease, fixture fees, electricity charges, "key money", and any other consideration paid by any subtenant or assignee to Sublessee during the calendar year in question. "Gross Expenses" of Sublessee with respect to the Subleased Premises for any calendar year shall mean all rent, additional rent, and other sums payable by Sublessee to Sublessor under the Sublease for such calendar year and shall not include any other expenditures paid or incurred by Sublessee except customary brokerage fees and reasonable attorneys' fees actually paid by Sublessee in connection with such subletting or assignment.

                        Within thirty (30) days after the end of each quarter of each calendar year of the Sublease, Sublessee shall deliver to Sublessor a statement sworn to by an officer of Sublessee setting forth the Gross Receipts and Gross Expenses for such quarter and the computation of the Net Profit, if any, for such quarter, together with any payment for any Net Profit which may be due hereunder. In the event any such statement intentionally contains an untrue statement or intentionally fails to include a complete statement of Gross Receipts, Sublessee shall be deemed to be in

007326/13000/180.6
                                      15
      material default of this Sublease and Sublessor shall be entitled to terminate this Sublease in addition to exercising any other remedy available to it in law or in equity. For the period of two (2) years after any statement required by this Paragraph 21 has been sent by Sublessee to Sublessor, Sublessor shall have the opportunity to examine the books of Sublessee in order to determine the accuracy of such statements).

                  (f) A form of transfer or conveyance that would be deemed an assignment or sublease under the Overlease shall be deemed an assignment or sublet hereunder and subject to the terms hereof. In addition, any transfer, by operation of law or otherwise, of Sublessee's (or any subtenant's or assignee's) interest in this Sublease or the Subleased Premises (in whole or in part) or of a 50% or greater interest in Sublessee (whether stock, partnership interest, or otherwise) shall be deemed an assignment of this Sublease and subject to the provisions hereof. It is understood and agreed that if Sublessee is a corporation, a transfer by the corporation or any shareholders) thereof of a majority of the issued or outstanding capital stock of Sublessee, however accomplished (including a transfer accomplished by the corporation's issuance of shares in an amount greater than 50% of the outstanding shares), and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Sublease requiring Sublessor's consent.

            22.   [Intentionally Omitted]

            23.   Additional Covenants Required by Overlease.

                  (a) Sublessee shall remove reasonably promptly after notice all liens which might affect the landlord under the Overlease's fee estate in the Premises or any portion thereof as a result of any changes, alterations, new construction, renovation, demolition or remodeling of the Building or any portion thereof made, or claimed to have been made, at the request of Sublessee.

                  (b) The landlord under the Overlease shall be permitted entry to the Subleased Premises for the purposes and at the times set forth in
      Article 9 of the Overlease.

                  (c) Sublessor shall remove or otherwise discharge any mechanics liens placed against the Premises by reason of a claim against Sublessor in accordance with its obligations as tenant under the Overlease.

          The foregoing Subpar. (c) shall not be deemed to eliminate any obligation of Sublessee to Sublessor under this Sublease (including by reason of the incorporation of the terms of the Overlease) to remove any mechanics liens.


007326/13000/180.6
                                      16

            24.   Signs.

            Sublessee may continue to maintain the existing sign on the exterior of the Building by the entrance to the Subleased Premises and may install one additional sign on the monument located in front of the Building and one sign on the west wall of the Building (in the southwest corner). Sublessor shall cooperate with Sublessee and, if necessary, join in any application for a sign permit, at Sublessee's expense. Such signs shall only contain the name of the Sublessee (and/or any permitted assignees or sub-sublessee). Sublessee shall obtain all permits, certificates and licenses required for the installation of each sign installed by Sublessee; shall comply with all present and future laws, orders and regulations of all state, federal, municipal, county, and local governments, departments, commissions and boards and any direction of any public officer pursuant to law with respect to such sign(s); and shall pay all fees, including but not limited to any annual permit fees, required to be paid in connection with such sign(s).

            25.   Alterations.

                  (a) Sublessee shall make no changes in or to the Subleased Premises of any nature without the prior consent of Landlord and Sublessor. Sublessee shall furnish Sublessor and Landlord with detailed plans and specifications covering all proposed changes. Sublessor agrees not to unreasonably withhold its consent to any such changes to the Subleased Premises which are non-structural and which do not affect utility services or plumbing and electrical lines in or to the interior of the Subleased Premises; provided Sublessee complies with the provisions of
      Section 11.1(a)-(h) and 11.3 of Article 11 of the Overlease. Sublessor's consent shall be granted or denied within 5 working days of receipt of such plans and specifications. Sublessee shall use contractors and mechanics first approved by Sublessor, and Sublessor shall grant or deny such approval within 3 working days after receipt of Sublessee's request. If any mechanic's lien is filed against the Subleased Premises or the Building for work claimed to have been done for or materials furnished to Sublessee, whether or not done pursuant to this Paragraph, the same shall be discharged by Sublessee within ten days thereafter at Sublessee's expense by filing the bond required by law or otherwise. All improvements, alterations and additions to the Subleased Premises and all fixtures, panelling, partitions, railings and like installations, installed in the Subleased Premises at any time, either by Sublessee or by Sublessor on Sublessee's behalf, shall, upon installation, become the property of Sublessor and shall remain upon and be surrendered with the Subleased Premises. Nothing in this Paragraph shall be construed to give Sublessor title to or to prevent Sublessee's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the Subleased Premises or upon removal of such other installations as may be required by Sublessor, Sublessee shall immediately and at its expense, repair and restore the Subleased Premises to the condition existing prior to installation and repair any damage to the Subleased Premises or the Building due to such removal. All property permitted or required to be removed by Sublessee

007326/13000/180.6
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



      at the end of the term remaining in the Subleased Premises after Sublessee's removal shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor's property or removed from the Subleased Premises by Sublessor, at Sublessee's expense.

                  (b) Sublessee has built, at Sublessee's sole cost and expense, a driveway from the property owned by Sublessee adjacent to the Premises (the "Adjacent Building") to the parking lot on the Premises in the location indicated on Exhibit D annexed hereto. Sublessee shall remove such driveway and shall restore the Premises to their original condition existing prior to the construction of such driveway upon the earlier to occur of the following: (a) the expiration or sooner termination of the term of this Sublease (as such term may be extended or shortened pursuant to the terms of this Sublease), or (b) the date Sublessee discontinues conducting its blood bank operations from the Adjacent Building. Sublessee shall be solely responsible for and shall maintain and keep such driveway in good order and repair, shall be responsible for snow and ice removal, and shall comply with all present and future laws, orders and regulations of all state, federal, municipal, county, and local governments, departments, commissions and boards and any direction of any public officer pursuant to law with respect to such driveway and shall discharge any violation, order or duty upon Sublessor, Landlord or Sublessee with respect to the driveway.

            26.   [Intentionally Omitted]

            27.   Care of the Premises.

            Sublessor shall maintain and repair the exterior of, grounds and the public portions of the Building. Sublessee shall throughout the term of this Sublease take good care of the Subleased Premises, including the bathrooms and lavatory facilities and the windows and window frames and the fixtures and appurtenances therein; and shall at Sublessee's sole cost and expenses promptly make all repairs thereto and to the Building, whether structural or non-structural in nature, caused by or resulting from the negligence or improper conduct of Sublessee, Sublessee's servants, employees, invitees, or licensees. Further, Sublessee shall, at Sublessee's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office or any similar body which shall impose any order, violation or duty upon Sublessor, Landlord or Sublessee with respect to the Subleased Premises, or with respect to the Building if arising out of Sublessee's use or manner of use of the Building; provided that nothing herein shall require Sublessee to make structural repairs or alterations unless Sublessee has by its manner of use of the Subleased Premises or method of operation therein violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto.

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




            28.   Environmental Hazards.

                  (a) Sublessee shall not store, use, sell, or bring onto, the Premises any Ultra Hazardous Material (hereinafter defined) in violation of any environmental laws or regulations imposed by any competent Governmental Authority. As used herein, the term "Ultra Hazardous Material" shall be as defined in 42 U.S.C. 9601 et seq., as amended from time to time, and any hazardous material or toxic waste the use, sale or storage of which may make Sublessor, Landlord, or Sublessee liable to remove same from the Premises in accordance with any applicable environmental clean-up law. In the event any Ultra Hazardous Material is used, sold or stored by Sublessee on the Premises, Sublessee shall remove same and make the Premises clean of same within twenty (20) days after notice from Sublessor or if such removal and clean-up shall require more than twenty (20) days, Sublessee shall commence such work within twenty
      (20) days and thereafter expeditiously and without interruption complete same. Failure to remove and/or clean up same within said twenty (20) day period (as same may be extended pursuant to the preceding sentence) shall be deemed a default of this Sublease giving Sublessor the same remedies as for nonpayment of Rent. In the event Sublessee fails to comply with the obligations of this Paragraph 28, Sublessor shall have the right, in accordance with the provisions of this Sublease, to remove same and clean up the Premises at Sublessee's cost and expense, and Sublessee shall, upon demand, reimburse Sublessor for such cost, together with interest at the Interest Rate (as such term is defined in Section 2.7 of the Overlease). Sublessee's obligation to reimburse Sublessor pursuant to this Paragraph 28 shall survive the expiration or sooner termination of this Sublease.

                  (b) A provision identical with the provisions of this Paragraph 28 running for the benefit of Sublessor and Landlord shall be included in each subsublease by Sublessee, and the failure of Sublessee to include such a provision shall be deemed a default of this Sublease.

            29.   Miscellaneous.

                  (a) This Sublease may not be changed or terminated orally, but only by an agreement in writing signed by both parties hereto.

                  (b) This Sublease constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and all other representations and understandings have been merged herein.

                  (c) The covenants, conditions and terms of this Sublease shall bind and inure to the benefit of both parties hereto, their successors and permitted assigns.


007326/13000/180.6
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



                  (d) In case of any conflict or inconsistency between the provisions of the Overlease and those of this Sublease, the provisions hereof, as between Sublessor and Sublessee, shall control.

                  (e) This Sublease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Sublease or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible; and, in any event, all other provisions of this Sublease shall be deemed valid and enforceable to their full extent.

                  (f) Whenever provision is made in this Sublease for the consent or approval of the Sublessor, the Sublessor shall not capriciously or without reasonable cause refuse to grant such consent or approval and failure to disapprove within thirty (30) days after receipt of a written request for approval or consent shall be deemed an approval or consent, as the case may be. The foregoing provision shall not apply to requests for the approval of Sublessor with respect to proposed structural improvements, alterations, additions or repairs.

                  (g) Except as provided in the next sentence, Sublessee shall not permit any medical waste to be stored or disposed of at the Subleased Premises. Sublessee may store blood in the Subleased Premises in cold storage units occupying no more than 1000 square feet within the Option Area, provided Sublessee complies with all applicable governmental laws, ordinances, rules and regulations. Sublessee shall furnish all equipment, labor, utilities and supplies required for the generation, custody, and disposal of medical waste at the Subleased Premises, including boxes, labels and manifests and shall promptly remove from the Subleased Premises and the Premises all medical wastes generated at the Subleased Premises. Sublessee shall comply with all applicable governmental laws, ordinances, rules, regulations and orders of any federal, state, county or local government, governmental agency, department, board or authority imposed with respect to any medical waste generated at the Subleased Premises (the "Medical Waste Regulations") and shall pay any fines, penalties or other charges levied against Sublessee, Landlord, Sublessor, the Building or the Premises as a result of Sublessee's failure to handle, remove, transport or dispose of medical waste in compliance with the Medical Waste
      Regulations. Sublessee shall initiate, maintain and supervise all appropriate safety precautions and programs in connection with the custody, transport and proper disposal of medical wastes; and shall take all reasonable precautions to prevent damage, injury or loss to any persons or property in connection with its generation of, custody, transport and disposal of medical wastes. The term "medical wastes" shall mean blood, blood products, and any wastes or other substance which may cause an infectious disease or reasonably be suspected of harboring pathogenic organisms, including any wastes described as medical wastes by any appropriate federal, state, or local statutory or

007326/13000/180.6
                                      20
      regulatory authorities. Sublessee agrees to indemnify and hold harmless Sublessor and Landlord against and from all liabilities, claims, damages, loss, costs and expenses, including reasonable attorneys' fees, arising out of any breach by Sublessee of its obligations under this Subparagraph
      (g).

                  (h) In any action or proceeding for breach of this Sublease or for holdover or dispossess proceedings, the party which does not prevail shall pay the other party's reasonable attorneys' fees.

            Sublessor shall provide up to two persons designated by Sublessee with keys and security codes to Sublessor's phone room so that Sublessee shall have telephone use after Sublessor's normal business hours. Sublessee shall be responsible for the security of the Building when using the phone room after normal business hours. Sublessee shall indemnify, defend and hold Sublessor and Landlord harmless from and against all claims, loss, damages, cost and expense Sublessor may incur by reason of such after-hours access, including, but not limited to (a) any loss or damage to property and (b) any injury or death occurring in or about the Building in connection with such after-hours use of the phone room.

            30.   Early Termination.

            Sublessee has been advised that Sublessor has granted the Landlord and Landlord's affiliate the right, upon 180 days prior notice, to require Sublessor to terminate and/or vacate the Premises, pursuant to a sublease with AVR Mart, Inc. and/or a consent and release agreement, dated as of January 1, 1993 (collectively and individually, the "Release Agreement"). In the event Sublessor receives such notice under the Release Agreement and such notice to Sublessor requires by its terms that Sublessor give notice to Sublessee that Sublessee is required to vacate the Subleased Premises, than Sublessor shall give such notice to Sublessee (accompanied by a copy of the AVR Mart, Inc.'s or Landlord's notice to Sublessor) and, upon receipt of such notice, Sublessee shall vacate the Subleased Premises, leaving the Subleased Premises vacant, broom clean, with all personal property and trade fixtures removed and otherwise complying with its obligations under this Sublease (including but not limited to Art. 25(b)) as of the end of the term of this Sublease or earlier termination, upon the earlier of: (a) that date 150 days after a copy of such notice is given to Sublessee, or (b) the end of the term of this Sublease (or the end of the renewal term, if Sublessee has exercised its renewal option prior to the date such notice is given to Sublessee). The renewal option contained in Article 10 of this Sublease shall be deemed void and of no further force and effect if this Sublease is so terminated prior to exercise of the renewal option. If Sublessee fails to timely vacate the Subleased Premises as set forth above, Sublessor may be exposed to substantial damages, including but not limited to liability to Landlord for the payment of rent for the balance of the term of the Overlease (as if the Overlease had not been terminated). Accordingly, Sublessee agrees to indemnify and hold Sublessor harmless from and against all claims, loss, damages, liability, and costs Sublessor may incur, including but not limited to reasonable attorneys' fees and consequential damages, by reason of Sublessee's failure to timely vacate. Such indemnity shall not apply and

007326/13000/180.6
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



Sublessee shall not be liable to Sublessor to the extent Sublessor's damages are caused by its own failure to timely vacate. Notwithstanding the foregoing, Sublessee acknowledges that Sublessor shall have the right to negotiate with the Landlord under the Overlease to shorten the 180 day period for vacating the Premises. Sublessee agrees that if Sublessor and Landlord enter into an agreement to shorten such period, the 150 day period provided in this Paragraph shall be correspondingly shortened on a day for day basis, to the extent that it is applicable; provided that, in no event shall Sublessee have less than 120 days after notice to vacate the Subleased Premises. Sublessor shall promptly and continually advise Sublessee of any discussions between Sublessor and the
Landlord regarding any such proposed agreement, provided that the failure of Sublessor to do so shall not invalidate any notice that complies with the foregoing requirements. If Sublessor receives any consideration from Landlord in connection with such a shortening of the period for vacating including, without limitation, any payment, rebate or credit, Sublessor shall share such consideration with Sublessee based on Sublessee's Proportionate Share. If the notice to Sublessor under the Release Agreement (described in the second sentence of this paragraph 30) is given and does not require Sublessor to give such notice to Sublessee, then, upon termination of the Overlease, the Sublease shall become a direct lease pursuant to Article 19 of the Sublease and the Consent and subject to Landlord's right to terminate the lease upon 120 days notice.

            31.   [Intentionally omitted]

            32.   The Americans With Disabilities Act.

            The Americans with Disabilities Act of 1990, together with the rules and regulations promulgated thereunder, as such law, rules and regulations may now or hereafter be amended or restated, are hereinafter referred to as the "ADA". If the Subleased Premises or any portion thereof are used by Sublessee, its subtenants, successors and/or assigns as a "place of public accommodation," as such term is defined in the ADA, Sublessee shall (a) comply with all present and future requirements of the ADA as they relate to the Subleased Premises, whether or not such compliance requires structural or non-structural alterations to be made; and (b) reimburse Sublessor for all costs Sublessor may incur to bring the common areas of the Premises into compliance with all present and future requirements of the ADA; and (c) indemnify and hold harmless Sublessor from and against all claims, actions, costs, damages, penalties, losses and liabilities Sublessor may incur by reason of any action or proceeding instituted against Sublessor and/or Sublessee by reason of the use of all or part of the Subleased Premises as a place of public accommodation. If, at the time any claim or demand is made by Sublessor upon Sublessee under this Paragraph, other space in the Building is also used as a place of public accommodation, Sublessee shall, with respect to its liability under clause (b), be responsible only for its share of such costs. Such share shall equal a fraction, the numerator of which is the leasable area of the Subleased Premises and the denominator of which is the sum of the leasable areas of the Subleased Premises and of the other space used as a place of public accommodation. All changes, alterations, additions, improvements, and repairs made by Sublessee to the Subleased Premises shall be performed in compliance with all applicable requirements of the ADA.

007326/13000/180.6
                                      22

            33.   Counterparts.

            This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.


                             VICON INDUSTRIES, INC.


                                    By:_________________________________


                           NEW YORK BLOOD CENTER, INC.


                                    By:_________________________________



007326/13000/180.6
                                      23

                                   EXHIBIT A

                         Diagram of Subleased Premises




007326/13000/180.6
                                      24

                                   EXHIBIT B

                       Diagram of Corridor to Cafeteria




007326/13000/180.6
                                      25

                                   EXHIBIT C

                       Overlease (Including Amendments)




007326/13000/180.6
                                      26

                                   EXHIBIT D

                      Driveway Construction by Sublessee

007326/13000/180.6
                                      27